                                                                    Exhibit 23.5

                     Consent of Friedman Alpren & Green LLP


                   [Letterhead of Friedman Alpren & Green LLP]


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-3 of our report dated July 30, 1998 on the statement of revenues and certain expenses of 689 Fifth Avenue, New York, New York, for the year ended December 31, 1997, which report appears in the Form 8-K of Vornado Realty Trust, dated August 12, 1998 and filed with the Securities and Exchange Commission on February 12, 1999.

/s/ Friedman Alpren & Green LLP

New York, New York
October 21, 1999